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As filed with the Securities and Exchange Commission on August 3, 2006.

Registration No. 333-134037

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OSIRIS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2836 (Primary SIC Code Number)	71-0881115 (I.R.S. Employer Identification No.)
2001 Aliceanna St. Baltimore, Maryland 21231 (410) 522-5005 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

C. Randal Mills, Ph.D.
President and Chief Executive Officer
2001 Aliceanna Street
Baltimore, Maryland 21231
(410) 522-5005
(Name, address, including zip code,
and telephone number,
including area code, of agent for service)

Copies to:

Justin P. Klein, Esq. Douglas M. Fox, Esq. Ballard Spahr Andrews & Ingersoll, LLP 300 East Lombard Street 18th Floor Baltimore, Maryland 21202 (410) 528-5600	Donald J. Murray, Esq. Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

 EXPLANATORY NOTE

        The sole purpose of this amendment is to file Exhibit 1.1 to the registration statement as indicated in Item 16 and in the Exhibit Index of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15 or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16, the signature page to the registration statement, the Exhibit Index of the registration statement, and Exhibit 1.1.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number		Description of Exhibit
1.1		Form of Underwriting Agreement.
3.1	†	Form of Amended and Restated Certificate of Incorporation of the Registrant to be effective upon consummation of this offering.
3.2	†	Form of Amended and Restated Bylaws of the Registrant to be effective upon consummation of this offering.
4.1	†	Form of Common Stock Certificate.
5.1	†	Opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel to the Registrant, with respect to the legality of the securities being registered.
10.1	†	Amended and Restated 1994 Stock Incentive Plan, as amended.
10.2	†	2006 Omnibus Plan.
10.3	†	Director Compensation Policy.
10.4	†	Employment Agreement by and between the Registrant and C. Randal Mills, Ph.D., dated as of May 15, 2004.
10.5	†	Employment Agreement by and between the Registrant and Cary J. Claiborne, dated as of December 3, 2004.
10.6	†	Employment Agreement by and between the Registrant and Harry Carmitchel, dated as of September 1, 2004.
10.7	†	Employment Agreement by and between the Registrant and Earl R. Fender, dated as of June 12, 2006.
10.8	†	Loan Agreement by and between the Registrant and Boston Scientific Corporation, dated as of March 5, 2003, as amended.
10.9	†	Amendment No. 1 to the Loan Agreement by and between the Registrant and Boston Scientific Corporation, dated as of March 12, 2004.
10.10	†	Security Agreement from the Registrant to Boston Scientific Corporation, dated as of March 12, 2004.
10.11	†	Contract Manufacturing Agreement by and between the Registrant and Boston Scientific Corporation, dated as of March 5, 2003.
10.12	†	Development Agreement by and between the Registrant and Boston Scientific Corporation, dated as of March 5, 2003.
10.13	†	Investment Agreement by and between the Registrant and Boston Scientific Corporation, dated as of March 5, 2003.
10.14	†	Investor Rights Agreement by and between the Registrant and Boston Scientific Corporation, dated as of March 5, 2003.
10.15	†	License Agreement by and between the Registrant and Boston Scientific Corporation, dated as of March 5, 2003.
10.16	†	Investor Rights Agreement by and between the Registrant and JCR Pharmaceuticals, Inc. dated August 26, 2003.
10.17	†	License Agreement by and between the Registrant and JCR Pharmaceuticals, Inc. dated August 26, 2003.
10.18	†	Distribution and Supply Agreement by and between the Registrant and Blackstone Medical, Inc., dated as of November 10, 2005.
10.19	†	Technology Transfer and License Agreement by and between the Registrant and Case Western University, dated as of January 1, 1993, as amended.

10.20	†	Marketing Collaboration and License Agreement by and between the Registrant and BioWhittaker, Inc., dated as of August 11, 1999.
10.21	†	Registration Rights Agreement by and between the Registrant and Cambrex Corporation, dated November 28, 2005.
10.22	†	Form of $20.6 Million Convertible Promissory Note.
10.23	†	Lease Agreement by and between the Registrant and SAGA Limited Partnership, dated as of January 18, 1995, as amended.
10.24	†	Second Amended and Restated Sublease Agreement by and between the Registrant and Maryland Economic Development Corporation, dated as of June 30, 1998, as amended.
10.25	†	Lease Agreement by and between Gateway S-8, LLLP and Nova Telecommunications, Inc., dated August 11, 1998, as amended.
10.26	†	Sublease Agreement by and between the Registrant and Broadwing Corporation, dated as of June 2, 2006.
10.27	†	Agreement of Lease by and between the Registrant and Columbia Gateway S-28, L.L.C., dated June 6, 2006.
10.28	†	Consulting Agreement by and between the Registrant and Friedli Corporate Finance, Inc., f/k/a Friedli Corporate Finance AG, dated November 1995, as amended.
10.29	†	Termination Letter from Friedli Corporate Finance, Inc., f/k/a Friedli Corporate Finance AG, to the Registrant, dated May 10, 2006.
10.30	†	Indemnification Letter from Friedli Corporate Finance, Inc., f/k/a Friedli Corporate Finance AG, and Peter Friedli to the Registrant, dated May 19, 2006.
10.31	†	Warrant to Purchase up to 4,000,000 shares of Common Stock granted by Registrant to Peter Friedli, dated May 24, 2006.
10.32	†	Form of Registration Rights Agreement in connection with the $20.6 million Convertible Promissory Note.
10.33	†	Form of $2.0 million Convertible Promissory Note Maturing September 20, 2008.
10.34	†	Form of Convertible Promissory Note Maturing March 30, 2008.
10.35	†	Form of Convertible Promissory Note Maturing June 10, 2008.
10.36	†	Employment Agreement by and between the Registrant and Lode Debrabandere, dated as of July 31, 2006.
23.1	†	Consent of Stegman & Company.
23.2	†	Consent of Ballard Spahr Andrews & Ingersoll, LLP (see Exhibit 5.1).
99.1	†	Consent of Jay Moyes.
99.2	†	Consent of Gregory H. Barnhill.

†
Previously filed.

**
Confidential treatment has been requested for portions of this exhibit.

(b) Financial Statement Schedules

        Financial Statement Schedules are omitted because the information is included in our financial statements or notes to those financial statements.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 3rd day of August 2006.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. RANDAL MILLS C. Randal Mills	Chief Executive Officer and Director (Principal Executive Officer)	August 3, 2006
/s/ CARY J. CLAIBORNE Cary J. Claiborne	Chief Financial Officer (Principal Financial Officer)	August 3, 2006
/s/ C. RANDAL MILLS Peter Friedli by C. Randal Mills, Attorney-in-fact	Director	August 3, 2006
/s/ C. RANDAL MILLS Felix Gutzwiller by C. Randal Mills, Attorney-in-fact	Director	August 3, 2006
/s/ PHILIP R. JACOBY, JR. Philip R. Jacoby, Jr.	Corporate Controller (Chief Accounting Officer)	August 3, 2006

EXHIBIT INDEX

Exhibit Number		Description of Exhibit
1.1		Form of Underwriting Agreement.
3.1	†	Form of Amended and Restated Certificate of Incorporation of the Registrant to be effective upon consummation of this offering.
3.2	†	Form of Amended and Restated Bylaws of the Registrant to be effective upon consummation of this offering.
4.1	†	Form of Common Stock Certificate.
5.1	†	Opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel to the Registrant, with respect to the legality of the securities being registered.
10.1	†	Amended and Restated 1994 Stock Incentive Plan, as amended.
10.2	†	2006 Omnibus Plan
10.3	†	Director Compensation Policy.
10.4	†	Employment Agreement by and between the Registrant and C. Randal Mills, Ph.D., dated as of May 15, 2004.
10.5	†	Employment Agreement by and between the Registrant and Cary J. Claiborne, dated as of December 3, 2004.
10.6	†	Employment Agreement by and between the Registrant and Harry Carmitchel, dated as of September 1, 2004.
10.7	†	Employment Agreement by and between the Registrant and Earl R. Fender, dated as of June 12, 2006.
10.8	†	Loan Agreement by and between the Registrant and Boston Scientific Corporation, dated as of March 5, 2003, as amended.
10.9	†	Amendment No. 1 to the Loan Agreement by and between the Registrant and Boston Scientific Corporation, dated as of March 12, 2004.
10.10	†	Security Agreement from the Registrant to Boston Scientific Corporation, dated as of March 12, 2004.
10.11	†	Contract Manufacturing Agreement by and between the Registrant and Boston Scientific Corporation, dated as of March 5, 2003.
10.12	†	Development Agreement by and between the Registrant and Boston Scientific Corporation, dated as of March 5, 2003.
10.13	†	Investment Agreement by and between the Registrant and Boston Scientific Corporation, dated as of March 5, 2003.
10.14	†	Investor Rights Agreement by and between the Registrant and Boston Scientific Corporation, dated as of March 5, 2003.
10.15	†	License Agreement by and between the Registrant and Boston Scientific Corporation, dated as of March 5, 2003.
10.16	†	Investor Rights Agreement by and between the Registrant and JCR Pharmaceuticals, Inc. dated August 26, 2003.

10.17	†	License Agreement by and between the Registrant and JCR Pharmaceuticals, Inc. dated August 26, 2003.
10.18	†	Distribution and Supply Agreement by and between the Registrant and Blackstone Medical, Inc., dated as of November 10, 2005.
10.19	†	Technology Transfer and License Agreement by and between the Registrant and Case Western University, dated as of January 1, 1993, as amended.
10.20	†	Marketing Collaboration and License Agreement by and between the Registrant and BioWhittaker, Inc., dated as of August 11, 1999.
10.21	†	Registration Rights Agreement by and between the Registrant and Cambrex Corporation, dated November 28, 2005.
10.22	†	Form of $20.6 Million Convertible Promissory Note.
10.23	†	Lease Agreement by and between the Registrant and SAGA Limited Partnership, dated as of January 18, 1995, as amended.
10.24	†	Second Amended and Restated Sublease Agreement by and between the Registrant and Maryland Economic Development Corporation, dated as of June 30, 1998, as amended.
10.25	†	Lease Agreement by and between Gateway S-8, LLLP and Nova Telecommunications, Inc., dated August 11, 1998, as amended.
10.26	†	Sublease Agreement by and between the Registrant and Broadwing Corporation, dated as of June 2, 2006.
10.27	†	Agreement of Lease by and between the Registrant and Columbia Gateway S-28, L.L.C., dated June 6, 2006.
10.28	†	Consulting Agreement by and between the Registrant and Friedli Corporate Finance, Inc., f/k/a Friedli Corporate Finance AG, dated November 1995, as amended.
10.29	†	Termination Letter from Friedli Corporate Finance, Inc., f/k/a Friedli Corporate Finance AG, to the Registrant, dated May 10, 2006.
10.30	†	Indemnification Letter from Friedli Corporate Finance, Inc., f/k/a Friedli Corporate Finance AG, and Peter Friedli to the Registrant, dated May 19, 2006.
10.31	†	Warrant to Purchase up to 4,000,000 shares of Common Stock granted by Registrant to Peter Friedli, dated May 24, 2006.
10.32	†	Form of Registration Rights Agreement in connection with the $20.6 million Convertible Promissory Note.
10.33	†	Form of $2.0 million Convertible Promissory Note Maturing September 20, 2008.
10.34	†	Form of Convertible Promissory Note Maturing March 30, 2008.
10.35	†	Form of Convertible Promissory Note Maturing June 10, 2008.
10.36	†	Employment Agreement by and between the Registrant and Lode Debrabandere, dated as of July 31, 2006.
23.1	†	Consent of Stegman & Company.
23.2	†	Consent of Ballard Spahr Andrews & Ingersoll, LLP (see Exhibit 5.1).
99.1	†	Consent of Jay Moyes.
99.2	†	Consent of Gregory H. Barnhill.

†
Previously filed.

**
Confidential treatment has been requested for portions of this exhibit.

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EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX